SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                  (AMENDMENT 2)
                                 (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         FILED BY THE  REGISTRANT  O
         FILED BY A PARTY OTHER THAN THE  REGISTRANT X
         CHECK THE APPROPRIATE BOX:
           PRELIMINARY PROXY STATEMENT
           CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY {AS PERMITTED BY RULE 14A-6(E)(2)}
         X DEFINITIVE  PROXY  STATEMENT
           DEFINITIVE  ADDITIONAL MATERIALS
           SOLICITING  MATERIAL  PURSUANT TO RULE  14A-11(C)  OR RULE 14A-12

                    ENEX OIL & GAS INCOME PROGRAM II-5, L.P.
--------------------------------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           ENEX RESOURCES CORPORATION
-------------------------------------------------------------------------------

            (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
         O        $125 PER EXCHANGE ACT RULES 0-11(C)(1)(II), 14A-6(I)(1),
                  OR 14A-6(J)(2).
         O $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE 14A-6(I)(3).
         X FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

         (1)      TITLE  OF EACH  CLASS OF  SECURITIES  TO  WHICH  TRANSACTION
                  APPLIES:
                  $500 "UNITS" OF LIMITED PARTNERSHIP INTERESTS
--------------------------------------------------------------------------------

         (2)      AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
                  12,229
--------------------------------------------------------------------------------

        (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:. {SET FORTH
                 THE AMOUNT ON WHICH THE FILING FEE IS  CALCULATED  AND
                 STATE HOW IT WAS DETERMINED.}:
                 $124,698 {ESTIMATED PROCEEDS OF SALE OF PARTNERSHIP PROPERTIES}
     ---------------------------------------------------------------------------

         (4)     PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                 $124,698
--------------------------------------------------------------------------------

         (5)     TOTAL FEE PAID:
                 $25.00
--------------------------------------------------------------------------------


         X        FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS


         O CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.


         (1)      AMOUNT PREVIOUSLY PAID: $25.00


--------------------------------------------------------------------------------

         (2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.

--------------------------------------------------------------------------------

         (3)      FILING PARTY:

--------------------------------------------------------------------------------

         (4)      DATE FILED:

--------------------------------------------------------------------------------

---------------------------
---------------------------

ENEX
---------------------------



                    ENEX OIL & GAS INCOME PROGRAM II-5, L.P.
                    ENEX OIL & GAS INCOME PROGRAM II-6, L.P.
                              Three Kingwood Place
                                    Suite 200
                               800 Rockmead Drive
                              Kingwood, Texas 77339


                           NOTICE OF SPECIAL MEETINGS
                         To Be Held On May 10, 1996


To Our Limited Partners:



     Special Meetings of the limited partners (the "Limited Partners") of Enex Oil & Gas Income Program II-5, L.P., and Enex Oil & Gas Income Program II-6, L.P., both Texas limited partnerships (the "Partnerships" or individually, a "Partnership"), have been called for May 10, 1996 at the offices of Enex Resources Corporation (the "General Partner") at Three Kingwood Place, 800 Rockmead Drive, Kingwood, Texas 77339. Only Limited Partners of record of one or more of the Partnerships at the close of business on March 8, 1996 are entitled to notice of and to vote at the Special Meetings or any adjournments thereof. The Limited Partners of each Partnership will be asked to vote on a proposal to sell its assets and, thereafter, dissolve and liquidate their Partnership in accordance with the applicable provisions of their Partnership Agreement.


         You will find a detailed explanation of the proposal, including its purpose, anticipated benefits and conditions in the attached Proxy Statement. Please read it carefully. We think you will conclude that the proposal to sell the Partnerships' assets is in the best interests of the Limited Partners of each Partnership. After considering each Partnership's financial condition and prospects, the Board of Directors of the General Partner has unanimously approved the proposed transactions as being in the best interests of the Limited Partners. The affirmative vote of a majority-in-interest of the Limited Partners is required to approve the proposal for each Partnership. The General Partner will vote all of the limited partnership interests it owns (approximately 22.7% in Enex Oil & Gas Income Program II-5, L.P. and 22.5% in Enex Oil & Gas Income Program II-6, L.P.) in favor of the proposal.

         It is very important that you cast your votes on this matter promptly, regardless of the size of your holdings. Hence, even if you plan to attend the Special Meetings in person, we urge you to complete, sign and return the enclosed proxy (or proxies) as soon as possible in the enclosed envelope in order to assure the presence of a quorum at each of the meetings. Any proxy may be revoked at any time before it is exercised by following the instructions set forth on page one of the accompanying Proxy Statement.

                        BY ORDER OF THE GENERAL PARTNER,
                           ENEX RESOURCES CORPORATION



                                GERALD B. ECKLEY
                                   President,


 March 12, 1996

---------------------------
---------------------------

ENEX
---------------------------


                    ENEX OIL & GAS INCOME PROGRAM II-5, L.P.
                    ENEX OIL & GAS INCOME PROGRAM II-6, L.P.
                              Three Kingwood Place
                                    Suite 200
                               800 Rockmead Drive
                              Kingwood, Texas 77339

                                 PROXY STATEMENT

Solicitation and Voting of Proxies


         This Proxy Statement is furnished in connection with the solicitation on behalf of Enex Resources Corporation ("Enex" or the "General Partner") of proxies to be voted at special meetings (each a "Special Meeting") of the limited partners (the "Limited Partners") of Enex Oil & Gas Income Program II-5, L.P., and Enex Oil & Gas Income Program II-6, L.P., both Texas limited partnerships (the "Partnerships" or, individually, a "Partnership"), to be held on May 10, 1996.

     The Board of Directors of the General Partner has fixed the close of business on March 8, 1996 as the record date for the determination of Limited Partners of record entitled to notice of and to vote at the Special Meetings. The Limited Partners of each Partnership will be asked to vote on a proposal to sell its assets and, thereafter, dissolve the Partnership and liquidate it in accordance with the applicable provisions of its Amended Certificate and Agreement of Limited Partnership ("Partnership Agreement").


         The presence, in person or by proxy, of the holders of a majority-in-interest of the issued and outstanding limited partnership interests ("Interests") of a Partnership entitled to vote will constitute a quorum for the transaction of business by that Partnership. A proxy in the accompanying form which is properly signed, dated and returned to the General Partner and not revoked will be voted in accordance with the instructions contained therein. If Interests are held in joint name, a proxy signed by one of the joint owners or by a majority of the joint owners will be voted in accordance with the instructions contained therein. If no instructions are indicated, proxies will be voted for the proposal recommended by the Board of Directors of the General Partner. Proxies will be received and tabulated by the General Partner for each Partnership. Votes cast in person will be tabulated by an election inspector appointed by the General Partner.

         Limited Partners who execute proxies may revoke them at any time prior to their being exercised by delivering written notice to the Secretary of the General Partner at the above address or by subsequently executing and delivering another proxy at any time prior to the voting. Mere attendance at a Special Meeting will not revoke the proxy, but a Limited Partner present at a Special Meeting may revoke his proxy and vote in person.


         The approximate date on which this Proxy Statement and the accompanying proxy or proxies will first be mailed to Limited Partners is March 13, 1996.

          The date of this Proxy Statement is March 12, 1996

Expenses of Solicitation

         The cost of soliciting proxies, which will primarily include expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it, will be borne by the Partnerships pro rata in accordance with the estimated liquidation value of their respective assets (see Table 1 below). This basis for allocation was chosen over others (such as the number of Unitholders of each Partnership or the amount of each Partnership's original capital or allocating one-half of the costs to each Partnership) because the largest share of the costs of this solicitation consist of counsel fees in connection with the preparation of this Proxy Statement. In the General Partner's opinion, these costs are most equitably allocated in accordance with the value of the Partnerships' assets.

         The solicitation will be made by mail. The General Partner will supply brokers or persons holding Interests of record in their names or in the names of their nominees for other persons, as beneficial owners, with such additional copies of proxies, and proxy materials as may reasonably be requested in order for such record holder to send one copy to each beneficial owner, and will, upon request of such record holders, reimburse them for their reasonable expenses in mailing such material.

         Certain directors, officers and employees of the General Partner, not especially employed for this purpose, may solicit Proxies, without additional remuneration therefor, by mail, telephone, telegraph or personal interview.

                                TABLE OF CONTENTS

Solicitation and Voting of Proxies........................................   1

Expenses of Solicitation..................................................   2

Summary  .................................................................   3

Special Factors...........................................................   4

The Proposal..............................................................   8

Reasons for the Proposed Transactions....................................   11

Partnership Operations and Financial Conditions...........................  12

Fairness of the Proposed Transactions....................................   12

Potential Benefits to the Partners........................................  13

Record Date, Voting and Security Ownership of Certain Beneficial Owners
 and Management..........................................................   14

Certain Transactions......................................................  15

Dissenters' Rights........................................................  16

Federal Income Tax Consequences............................................ 16

Description of Business...................................................  17

Description of Property and Oil and Gas Reserves..........................  17

Valuation of Oil and Gas Properties........................................ 17

Principal Executive Offices and Telephone Number........................... 18

Information Concerning the General Partner................................. 18

Other Matters.............................................................. 19

Documents Incorporated By Reference.......................................  19

         The following discussion is intended to highlight certain information contained elsewhere herein and, accordingly, should be read in conjunction with such information. It is not a complete statement of all material features of the matters being submitted to Limited Partners for their approval and is qualified in its entirety by this Proxy Statement and each Partnership's Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB which accompany this Proxy Statement. LIMITED PARTNERS ARE URGED TO READ THE PROXY STATEMENT AND THE ANNUAL AND QUARTERLY REPORTS IN THEIR ENTIRETY.

                                     SUMMARY

Person Soliciting Proxies......         Enex Resources Corporation (the "General
                                        Partner")


Date of Special Meetings.......         May 10, 1996


Time and Place..................        2:00 P.M. local time, at the General
                                        Partner's principal executive offices
                                        located at Three Kingwood Place, Suite
                                        200, 800 Rockmead Drive, Kingwood,
                                        Texas  77339


Record Date.....................        March 8, 1996


Class of Securities Entitled
  to Vote.......................       Limited Partnership Interests in each
                                       Partnership

                                                              Enex Oil & Gas Income Program
Units of Limited Partnership Interest                     II-5, L.P.            II-6, L.P.
                                                          ----------            ----------
  Outstanding on the Record Date and Entitled to Vote*      12,229                11,097

Number of Limited Partners............................       1,751                 1,789

Units of Limited Partnership Interest Beneficially
  Owned by the General Partner........................       2,773                 2,500

Percentage Interest Beneficially Owned by the
  General Partner.....................................     22.6745%            22.5305%


Percentage of Remaining Limited Partnership Interests
  Needed to Approve the Proposal.........................  27.3256%    27.4696%

Estimated Fair Market Value of Oil & Gas Reserves**......$ 114,787    $ 94,259

Estimated Liquidation Value of Oil & Gas Reserves***...  $ 124,698    $104,362

------------------


* The aggregate amount of the Limited Partners' initial subscriptions divided by $500.


** The estimated fair market value of each Partnership was determined by H.J. Gruy and Associates, Inc. as of June 30, 1995, as described below in "Description of Property and Oil and Gas Reserves", and adjusted by the General Partner for intervening operations through September 30, 1995. The adjustment for intervening operations consists solely of a deduction for the oil and gas net revenues produced from July 1, 1995 through September 30, 1995.

***The estimated liquidation value of each Partnership was determined by the General Partner from the prices included in the "Third Party Purchases" described below (see Table B-2).

Additionally, Gerald B. Eckley, President of the General Partner, owns 4 units or a 0.0357% Interest in Enex Oil & Gas Income Program II-6, L.P., which he will vote in favor of the proposal. No other executive officer or director of the General Partner owns an interest in any of the Partnerships. The General Partner knows of no other person who has beneficial ownership of more than 5% of the interests in any of the Partnerships.


                                 SPECIAL FACTORS

Proposal to Sell the Partnerships' Assets:


         Due to the magnitude of the prices received from unaffiliated third party purchasers for working interests owned by other partnerships managed by the General Partner in the same properties in which Enex Oil & Gas Income Program II-5, L.P and II-6, L.P. own working interests (see "Reasons for the Proposed Transactions" below), the depletion of each Partnership's oil and gas reserves (see "Oil and Gas Reserves" attached as Tables B and B-1), the Partnerships' inability to generate sufficient cash flow from operations, to consistently maintain regular cash distributions to the Limited Partners, and the ongoing costs of operating each Partnership (see Table 1 and "Partnership Operations and Financial Conditions" below and "Selected Financial Data" attached as Table A and "General and Administrative Costs" attached as Table E), the General Partner has determined that it is in the best interests of the Limited Partners to sell the Partnerships' assets and, thereafter, dissolve and liquidate the Partnerships.

     In light of the above-described circumstances, the Limited Partners of each Partnership will be asked to consider and vote upon a proposal to sell its assets and, thereafter, dissolve and liquidate the Partnership in accordance with the provisions of its Partnership Agreement (the "Proposal"). Adoption of the Proposal by each Partnership requires the affirmative vote of a majority in interest of the Limited Partners of such Partnership. Because of the amount of limited partnership interests of each Partnership held by the General Partner, the Proposal could be approved by a Partnership without the affirmative vote of a majority of the interests held by all other Limited Partners of such Partnership. If the Proposal is adopted, the assets will be sold and the proceeds of sale allocated to the Partners' capital accounts in accordance with the provisions of the Partnership Agreements. Neither the General Partner nor any other affiliate of either Partnership or of the General Partner will purchase any Partnership properties. If the Partnerships' assets are not sold pursuant to the Proposal described herein, the Partnerships will continue to be managed by the General Partner on an ongoing basis.

         The primary benefits to the Limited Partners of the proposed sales are the receipt of a liquidating cash distribution from the Partnership and the potential to realize favorable tax consequences (see "Federal Income Tax
Consequences" below). The primary benefit to the General Partner would be the retirement of Enex Oil & Gas Income Program II-6, L.P.'s indebtedness to the General Partner ($39,111 at September 30, 1995) and its participation as a Limited Partner to the extent of its limited partnership interest in the consequences of the proposed sales in the same manner as all other Limited Partners.

         The General Partner considered, as alternatives to the proposed sales, consolidating the Partnerships with other partnerships managed by the General Partner and continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed asset sales as being fair and in the best interests of the Limited Partners based on the following factors, in order of their significance: (i) the amount of proceeds expected to be received from the sale of the Partnerships' oil and gas properties; and (ii) the potential of the Limited Partners to realize favorable tax consequences. These factors are discussed in detail under the captions "The Proposal to Dissolve and Liquidate," "Federal Income Tax Consequences," "Reasons for the Proposed Transactions," "Fairness of the Proposed Transactions" and "Valuation of Oil and Gas Properties" below. No director or group of directors has retained an unaffiliated representative to act solely on behalf of the Limited Partners for the purposes of negotiating the terms of the proposed asset sales or to prepare a report concerning the fairness of such sales. No offer has been made by any person during the preceding 18 months regarding the merger or consolidation of any of the Partnerships, the sale or transfer of all or any substantial part of the assets of any Partnership or securities of any Partnership which would enable the holder thereof to exercise control of such Partnership. However, unaffiliated third parties have recently purchased from other partnerships managed by the General Partner working interests in the same oil and gas properties in which working interests are owned by Enex Oil & Gas Income Program II-5, L.P. and II-6, L.P. The prices paid by such third parties (the "Third Party Purchase Prices"), were higher than the estimated fair market values for those properties that had been determined as of June 30, 1995 by H.J. Gruy and Associates, Inc. ("Gruy"), an independent petroleum consulting firm engaged by the General Partner. Although approval of the Proposal will give the General Partner the authority to sell the Partnerships' properties at the best available prices even if such prices are significantly below the Third Party Purchase Prices, Gruy's Estimated Fair Market Value of Oil & Gas Reserves and the Estimated Liquidation Value of Oil & Gas Reserves set forth in the Summary Table above, the General Partner believes that the working interests owned by Enex Oil & Gas Income Program II-5, L.P. and II-6, L.P. can also be sold at sales prices comparable to the Third Party Purchase Prices . This estimated sales price for each property is listed in Table 1 and is included in the estimation of the liquidation value for each Partnership.


Federal Income Tax Consequences:

     In general, the General Partner believes that, with respect to individuals who are citizens or residents of the United States, for federal income tax purposes the proposed sales of each Partnership's assets will result in a capital loss to the Unitholders of each Partnership. In addition to the capital loss, each Partnership will have a net operating loss from the Partnership's current year of operation which will be deductible by the Unitholders.

         If the proceeds of sale are equal to the estimated liquidation value of the assets of a Partnership, the General Partner believes the Unitholders will have a 1996 tax loss per $500 Unit of limited partnership interest outstanding approximately equal to the amounts shown below:


                                                          1996 Loss
                                                        Per $500 Unit
         Enex Oil & Gas Income Program II-5, L.P.          $54.11
         Enex Oil & Gas Income Program II-6, L.P.          $51.88


         Unitholders may also have suspended passive losses from prior years which may be utilized in the current year to offset income from other sources. The following amounts per $500 Unit of limited partnership interest outstanding indicate the passive loss generated prior to 1996 which a Unitholder has available for use in the current year if he or she is an original investor and has never utilized any of the Partnerships' passive losses in prior years.



                                                        Passive Loss
                                                       Per $500 Unit
         Enex Oil & Gas Income Program II-5, L.P.          $211.95
         Enex Oil & Gas Income Program II-6, L.P.          $236.26

Appraisal Report:


         Quantitative information regarding each Partnership's oil and gas reserves is included in Item 2 of each Partnership's 1994 Form 10-KSB accompanying this Proxy Statement and in Tables B, B-1, B-2, C and D attached hereto. Included in this information are fair market valuations of the properties of each Partnership prepared by Gruy. Gruy has been preparing reserve estimates for each of the Partnership's oil and gas reserves since the inception of each Partnership's operations. Gruy was selected by the General Partner for this task based upon its reputation, experience and expertise in this area. In 1995 and 1994, Enex Oil & Gas Income Program II-5, L.P., and II-6, L.P. paid Gruy a total of $1,080 and $982, respectively, in fees for annual reserve report valuations. In 1995, these Partnerships paid Gruy a total of $750 for the fair market valuations described in this Proxy Statement. In addition, Gruy has received compensation from the General Partner and other limited partnerships of which Enex is the general partner during the past two years in the aggregate amount of $123,398.

     Gruy has estimated for each oil and gas property in which the Partnerships own interests, as of June 30, 1995, the recoverable units of oil and gas and the undiscounted and discounted future net cash flows by year commencing July 1, 1995 and continuing through the estimated productive lives of the properties. The Limited Partners should be aware Gruy's reserve estimates are estimates only and should not be construed as being exact amounts. Gruy estimated each property's oil and gas reserves, applied certain assumptions regarding price and cost escalations, applied a 10% discount factor for time and the following discount factors for risk, location, type of ownership interest, operational characteristics and other factors: 33% to 34% for proved developed producing reserves and 39% for proved developed nonproducing reserves. See "Valuation of Oil and Gas Properties" and Table B-1 below. Gruy allocated the estimates among the Partnerships on a pro-rata basis in accordance with their respective ownership interest in each of the properties evaluated. See Tables C and D. The resulting value for each Partnership as adjusted by the General Partner for intervening operations through September 30, 1995 is included in Table B and is labelled Fair Market Value of Oil and Gas Reserves. Gruy's estimate of the fair market value of the oil and gas properties of Enex Oil & Gas Income Program II-5, L.P., and Enex Oil & Gas Income Program II-6, L.P., as adjusted by the General Partner for intervening operations through September 30, 1995, is $114,787 and $94,259, respectively.


         No instructions were given and no limitations were imposed by the General Partner on the scope of or methodology to be used in preparing the fair market valuations by Gruy. All information provided by Enex and used by Gruy in preparing such valuations were verified and corroborated through sources unaffiliated with Enex. The fair market valuation report prepared by Gruy is available for inspection and copying at the office of the General Partner during regular business hours by any interested Limited Partner or his representative who has been so designated in writing. A copy of such report will be mailed to any interested Limited Partner or his representative upon written request. A summary of such report, including all material information contained therein, is set forth under the caption "Valuation of Oil and Gas Properties" below.

The Proposal

         At the Special Meetings, the Limited Partners of each Partnership will be asked to consider and vote upon the Proposal (i.e., to sell each Partnership's assets and, thereafter, dissolve and liquidate each Partnership in accordance with the provisions of its Partnership Agreement, as described herein). Upon the sale of substantially all of each Partnership's assets and the subsequent winding up and termination of the business and affairs of each Partnership, (i) all proceeds of sale will be allocated to the Partners in accordance with provisions of the Partnership Agreement and the Partners' capital accounts adjusted accordingly and (ii) the value of the remaining non-cash assets of the Partnership shall be determined (as provided below) and the Partners' capital accounts adjusted as if such remaining assets had been sold at a price equal to such value and the applicable allocations had been made. The expenses related to dissolving and liquidating each Partnership will be deducted from the proceeds of the sale of Partnership oil and gas properties. These costs are estimated to be approximately $6,725, and $6,850, for Enex Oil & Gas Income Program II-5, L.P. and II-6, L.P., respectively, with the principal expenses being legal fees incurred in connection with the preparation of this Proxy Statement and related materials, solicitation expenses, and printing costs. If it becomes necessary to engage the services of a broker or other agent to facilitate the sale of the Partnerships' properties, customary commissions and selling fees will have to be incurred, however. According to the Partnership Agreements, such proceeds of all sales and remaining assets are to be distributed as follows:

         (i) all of the Partnership's debts and liabilities to persons other than the General Partner and the Limited Partners (collectively, the "Partners"), which are immaterial in amount, shall be paid and discharged in their order of priority, as provided by law;

         (ii) all of the Partnership's debts and liabilities to the Partners shall be paid and discharged; and

         (iii) any remaining cash and other assets of the Partnership shall be distributed to the Partners in proportion to and in payment of the positive balances in their respective capital accounts, with the effect of bringing such capital accounts to zero.

         The amount of the potential proceeds from the sale of each Partnership's oil and gas properties and other assets has been estimated and included in the calculation of the liquidation value of each Partnership. See Tables B-1 and B-2. See Tables B and C for quantitative information regarding proved oil and gas reserves, estimated future net cash flows, and discounted future net cash flows of each Partnership's oil and gas reserves as of June 30, 1995 prepared by Gruy. Similar quantitative and cash flow information is shown for each Partnership as of December 31, 1994, 1993 and 1992.

         Gruy has also prepared a fair market valuation as of June 30, 1995 for every oil and gas property owned by each Partnership which the General Partner has adjusted for intervening operations through September 30, 1995 (see Table B-1). Because of the difficulty of estimating oil and gas reserves, the proceeds of a sale may not always reflect the full value of the properties to which they relate. Such estimates are merely appraisals of value and may not correspond to realized value. Although approval of the proposal will give the General Partner the authority to sell the Partnerships' properties at the best available prices even if such prices are significantly below Gruy's estimated fair market values, based upon the Third Party Purchase Prices, the General Partner believes that sales proceeds will, in the aggregate, exceed these fair market values, after adjusting for intervening operations. Every reasonable effort will be made by the General Partner to sell the Partnerships' properties for the highest possible price. Qualified potential buyers will be sought out, informed of the availability of the properties for purchase, and distributed a sales brochure. These potential buyers will include, but not be limited to, the purchasers of similar interests in the same properties, operators of the properties, other non-operating owners of the properties, and companies and/or persons known to own or be interested in owning the types of properties available.


         Neither the General Partner nor any other affiliate of either Partnership or of the General Partner will bid on any Partnership properties but the General Partner will prepare a bid package to be furnished to potential purchasers. The bid packages will include sufficient information for prospective bidders to reasonably determine values for the properties. A copy of the bid package will be mailed to any Unitholder who notifies the General Partner that he or she is interested in bidding on any Partnership properties. Additional data will be available in the data room set up at the General Partner's office whereby potential bidders will be able to review in detail the General Partner's records and files pertaining to the properties. In addition, pursuant to the provisions of the Texas Revised Uniform Limited Partnership Act (the "Texas Act"), each Partnership is required to make available certain information to Limited Partners at such Partnership's principal office, including such information regarding the business, affairs and financial condition of such Partnership as is just and reasonable, for the Limited Partners to examine and copy. At all times, and in particular in effectuating the Proposal if approved, the General Partner has acted and will continue to act in accordance with its fiduciary duties as a general partner of a limited partnership governed by the Texas Act and applicable common law principles.

         In all cases, each Partnership property will be sold for the highest possible price. Although approval of the Proposal will give the General Partner the authority to sell the Partnerships' properties at the best available prices even if such prices are significantly below the Third Party Purchase Prices, based upon the Third Party Purchase Prices, the General Partner estimates that the proceeds to be received by each Partnership for its oil and gas properties will total approximately $127,000 for Enex Oil & Gas Income Program II-5, L.P.; and $104,000 for Enex Oil & Gas Income Program II-6, L.P (see Table B-2). All net cash proceeds of the proposed asset sales will be used first to retire Partnership indebtedness (including $39,111 owed to the General Partner by Enex Oil & Gas Income Program II-6, L.P.) and the remaining cash proceeds will be distributed to the Partners in accordance with the liquidation provisions of the Partnership Agreements described above. If the proceeds received from the sale of each Partnership's oil and gas properties are equal to the above estimates, there will be approximately $143,770 of cash available to distribute to the partners of Enex Oil & Gas Income Program II-5, L.P., after payment of $10,619 of debt obligations, and $78,750 of cash available to distribute to the partners of Enex Oil & Gas Income Program II-6, L.P., after payment of $52,455 of debt obligations. Based on the September 30, 1995 capital balances, (i) the limited partners of Enex Oil & Gas Income Program II-5, L.P. would receive approximately $140,952 ($31,960 of which would be distributed to Enex on account of its limited partnership interest in such Partnership), and Enex, in its capacity as general partner of such Partnership, would receive approximately $2,818 and (ii) the limited partners of Enex Oil & Gas Income Program II-6, L.P. would receive approximately $80,460, ($18,128 of which would be distributed to Enex on account of its limited partnership interest in such Partnership). Enex in its capacity as general partner of such Partnership, would not receive any amount of such distribution, and, in fact, such $80,460 includes $1,710 to be contributed by the General Partner to restore a deficit in its capital account.


         For additional information concerning the Partnerships' properties , see "Description of Property and Oil and Gas Reserves" below.

                                     TABLE 1

                                                  Enex Oil & Gas Income Program
                                                    II-5, L.P.        II-6, L.P.

                                                 Estimated Liquidation Value of
                                                       Oil and Gas Reserves (1)
                                                       ------------------------
           Property Name:

                   Newport                             $ 42.463         $ 40.338

                   Blair                                  2,050               -

                   Hanson                                82,235          64,024
                                                     -----------     -----------

           Total                                       $126,748        $104,362

           Cash on hand (2)                               3,035           6,649

           Accounts Receivable (2)                       23,846          20,576

           Other Assets (2)                                 508             480
                                                     -----------    ------------


           Estimated Liquidation Value of Assets       $154,137        $132,067


           Less:

                   Liability to General Partner(2)           -           39,111

                   Liability to others (2)              10,619           13,344
                                                     ----------       ----------

           Partnership Net Liquidation Value          $143,518          $ 79,612


(1) The estimated liquidation value of each Partnership's oil and gas reserves was based upon the Third Party Purchase Prices i.e., the prices received from unaffiliated third parties for similar working interests owned by other partnerships managed by the General Partner. Although approval of the Proposal will give the General Partner the authority to sell the Partnerships' properties at the best available prices even if such prices are significantly below the Third Party Purchase Prices, the General Partner believes each Partnership's working interests can be sold at prices comparable to the Third Party Purchase Prices.

(2) Assets and liabilities per each Partnership's respective Form 10-QSB as of September 30, 1995.

   As shown above, the estimated liquidation value of each Partnership's oil and gas reserves and other assets is greater than the outstanding debt owed by each Partnership. Therefore, the General Partner believes there will be sufficient proceeds from the sale of Partnership properties to pay the Partnerships' debts and distribute the excess cash to the Partners.

   To the General Partner's knowledge, consummation of the Proposal is not subject to compliance with any federal or state regulatory requirements other than those applicable to the solicitation of proxies pursuant to this Proxy Statement. Following the proposed sales and the dissolution and liquidation of the Partnerships, the registration of the Limited Partnership Interests of the Partnerships under Section 12(g) of the Exchange Act and the Partnerships' obligations to file reports pursuant to Section 15(d) of the Exchange Act will terminate.

Reasons for the Proposed Transactions:

   On December 30, 1995, the limited partners of four partnerships managed by the General Partner, Enex Oil & Gas Income Program II-1, L.P., II-2, L.P., II-3, L.P. and II-4, L.P. voted to dissolve and liquidate their partnerships in accordance with their Partnership Agreements. The General Partner solicited bids from unaffiliated third parties to purchase the oil and gas properties owned by these four partnerships, including interests in the Newport, Blair and Hanson properties. Pursuant to this process, effective December 31, 1995, (i) the Newport oil and gas properties were sold for a price of $8.51 per barrel of oil equivalent ("BOE"; 6 mcf = 1 BOE), (ii) the Hanson oil and gas properties were sold for a price of $4.35 per BOE, and (iii) the Blair oil properties were sold for a price of $2.51 per BOE (collectively, the "Third Party Purchases"). None of these sales was subject to any material conditions. The prices paid were higher than the fair market values for those properties that had been determined by Gruy as of June 30, 1995. (For additional information concerning these sales, including the amount of reserves sold and a tabular comparison of such sales to the proposed sales of the Partnerships' reserves, see Table B-2 below). Enex Oil & Gas Income Program II-5, L.P. also owns working interests in the Newport, Blair and Hanson properties and Enex Oil & Gas Income Program II-6, L.P. owns interests in the Newport and Hanson properties (see Tables B-1 and C). As a result of the Third Party Purchases, the General Partner began evaluating Enex Oil & Gas Income Program II-5, L.P.'s and II-6, L.P.'s prospects, including the sale of substantially all of their properties. Although approval of the Proposal will give the General Partner the authority to sell the Partnerships' properties at the best available prices even if such prices are significantly below the Third Party Purchase Prices, the General Partner believes each Partnership's working interests can be sold at prices comparable to the Third Party Purchase Prices . In fact, at the time of its purchase of the Hanson oil and gas properties, the Hanson purchaser also expressed an interest in other Hanson interests owned by affiliates of the General Partner. However, no offer was made by the Hanson purchaser for such interests and no terms of any such offer have been discussed with the Hanson purchaser.

   After a review of each Partnership's cash flow from operations, indebtedness, the estimated fair market values of its properties (see "Selected Financial Data" in Table A and "Oil and Gas Reserves" in Table B), and its estimated liquidation value which included the estimated proceeds from the sale of its oil and gas properties based upon the Third Party Purchase Prices (see Tables B-1 and B-2), officers of the General Partner advised the Board of Directors of the General Partner (the "Board") in January 1996 that the Partnerships' assets should be sold. They further advised the Board that a sale of assets would more than likely provide the Limited Partners with a liquidating cash distribution and the potential for favorable tax consequences.

     Due to the depletion of each Partnership's oil and gas reserves (see "Oil and Gas Reserves" attached as Tables B and B-1), the Partnerships' inability to generate sufficient cash flow to consistently maintain regular cash distributions to their Limited Partners, the ongoing costs of operating each Partnership (see "Partnership Operations and Financial Condition" below and "General and Administrative Costs" attached as Table E), and the Third Party Purchase Prices , the General Partner has determined that it is in the best interests of the Limited Partners to approve the proposed asset sales and dissolve and liquidate their Partnerships.


Partnership Operations and Financial Conditions

Enex Oil & Gas Income Program II - 5, L.P.

   Cash flow provided by operating activities for the nine months ended September 30, 1995 was $2,550. As a result, cash distributions were not made in 1995. Only two quarterly cash distributions have been made since April 1990 due to the lack of available cash flow.

Enex Oil & Gas Income Program II - 6, L.P.

   Cash flow provided by operating activities for the nine months ended September 30, 1995 was $17,159. Of this amount, $8,069 was paid on the note owed to the General Partner. As a result, no cash distributions were made in 1995. The Partnership has not made a distribution since April 1990. At September 30, 1995 it had $52,455 in debt of which $39,111 was owed to the General Partner.

Both Partnerships


     If oil and gas prices were to increase significantly, the future revenues from the oil and gas produced would increase and would more than likely allow distributions to be reinstated. However, the General Partner believes that the prices expected to be received for the sale of the Partnerships' properties are more than the future cash flows from these properties after deducting for ongoing general and administrative costs and discounting for time, risk and other factors. Moreover, the General Partner does not believe that a significant increase in oil and gas prices is likely in the near future. Therefore, the General Partner believes it is in the best interests of the Limited Partners to sell the properties and dissolve the Partnerships.


Fairness of the Proposed Transactions


   At its January 1996 meeting, the Board (a majority of whose members are not employees of the General Partner or any affiliate of the General Partner) considered the Proposal and, as alternatives, consolidating the Partnerships with other partnerships managed by the General Partner and continuing to manage the Partnerships on an ongoing basis.

     Consolidating the Partnerships. Because any consolidation of partnerships managed by the General Partner or with the General Partner would be based on the net fair market value of a partnership's assets less liabilities, the General Partner believes, based upon the Third Party Purchase Prices (which exceed Gruy's fair market valuation of the Partnerships' properties as adjusted by the General Partner for intervening operations through September 30, 1995), that the Partners would receive more value by selling their assets than they would in such a consolidation. Based on the estimated fair market values of oil and gas properties prepared by Gruy, the estimated fair market value of Enex Oil & Gas Income Program II-5, L.P.'s and Enex Oil & Gas Income Program II-6, L.P.'s assets less liabilities are $131,557 and $69,509, respectively. If these Partnerships were consolidated with other partnerships managed by the General Partner, these values would be used in determining each Partnership's pro rata share of the consolidated entity. As the estimated liquidation values for Enex Oil & Gas Income Program II-5, L.P. and Enex Oil & Gas Income Program II-6, L.P. are $143,518 and $79,612, respectively, the General Partner believes that the Limited Partners are more likely to realize a greater benefit by voting to approve the proposed asset sales than to consolidate with other partnerships.


     In determining the estimated fair market values of the Partnerships' properties, Gruy did not take into account any estimated future general and administrative expenses associated with the operation of such properties on an ongoing basis. Consideration of these expenses for the purposes of evaluating the consolidation of the Partnerships, either with each other or with other limited partnerships managed by the General Partner, would only increase the magnitude of the differences between the Partnerships' estimated liquidation values and their estimated fair market values, resulting in a corresponding increase in the relative liquidation values and their estimated fair market values, resulting in a corresponding increase in the relative benefits of the proposed asset sales as compared with the alternative of consolidating the Partnerships. Although, consoldiating these two Partnerships was also considered, and the aggregate general and administrative expenses of the Partnerships would be slightly reduced by such a transaction (see "General and Administrative Charges" in Tabel E), such reductions would not be sufficient to cause the consolidated Partnership to generate sufficient cash flow to maintain regular cash distributions to its Partners.

     Continuing the Management of the Partnerships. The General Partner concluded that the estimated liquidation value of the Partnerships based upon the Third Party Purchase Prices and the Partnerships' inability to generate sufficient cash flow from operations to maintain regular cash distributions to their Partners makes their continued operation less attractive than selling the Partnerships' properties and distributing the net proceeds remaining after payment of indebtedness. As previously stated, the General Partner does not believe that a significant increase in oil and gas prices is likely in the near future.

   The Board unanimously approved the Proposal as being fair and in the best interests of the Limited Partners based on the following factors, in order of their significance: (i) the amount of proceeds expected to be received from the sale of each Partnership's oil and gas properties, and (ii) the potential of the Limited Partners to realize favorable tax consequences.


   All members of the General Partner's Board of Directors were present at all meetings at which the proposed transactions were considered. If the assets of the Partnerships are not sold pursuant to the Proposals described herein, the General Partner will continue to manage the Partnerships on an ongoing basis.

   The General Partner also considered whether the consideration or benefit to the Limited Partners from the proposed transactions constitutes fair value in relation to current market prices, historical market prices, net book value, going concern value, liquidation value, and the estimated fair market values prepared by Gruy. The General Partner believes that alternative methods of valuing the Partnerships' properties, such as using current or historical market prices, prices recently paid by the General Partner for units of limited partnership interest in the Partnerships ($9.83 and $5.84 per Unit for Enex Oil & Gas Income Program II-5, L.P. and II-6, L.P., respectively), net book value, going concern value or Gruy's fair market value would not result in a higher valuation of Partnership properties than the values the General Partner expects to realize through the sale of the Partnerships' oil and gas properties to unaffiliated third party buyers at the prices comparable to the Third Party Purchase Prices (see Table B-1).


Potential Benefits to the Partners

To the Limited Partners


   The primary benefits of the proposed transactions to the Limited Partners are the receipt of a liquidating cash distribution from the Partnership, and the potential to realize favorable tax consequences (see

"Federal Income Tax Consequences" below). The General Partner believes there are no detriments of the transactions to the Limited Partners, other than the potential loss of income that might be earned in the future if oil and gas prices rise significantly.

   Enex owns by far the largest limited partnership interest in each Partnership (see "Record Date, Voting and Security Ownership of Certain Beneficial Owners and Management"). If the Proposals are approved Enex will participate as a Limited Partner to the extent of its limited partnership interests in the consequences of the proposed transactions in the same manner as all other Limited Partners.


To the General Partner

   As General Partner, Enex will benefit from the proposed transactions by collecting the amounts owed to it by Enex Oil & Gas Income Program II-6, L.P. immediately upon the sale of such Partnership's properties instead of collecting such amounts over a more extended period of time. And, even though the General Partner believes that the risk is minimal, the proposed asset sales and subsequent liquidation and dissolution will eliminate the General Partner's risk that such amounts owed to it could, in the future, become uncollectible.

   Upon the liquidation of the Partnerships, the General Partner will also cease to incur the ongoing expenses of administering and operating the Partnerships. Actual administrative expenses paid by the General Partner for each Partnership in 1994 and the first six months of 1995, as well as estimates of such expenses for 1995 and 1996, are set forth in Table E. Expenses associated with the Partnerships' reporting obligations under the Securities and Exchange Act of 1934, as amended, the preparation of annual tax reports, and annual audits, comprise a significant portion of such administrative expenses. Even though the Partnerships have, on an ongoing basis, been able to reimburse the General Partner for these expenses, the liquidation and dissolution of the Partnerships will eliminate any risk that these amounts may not be collectible in the future.

Record Date, Voting and Security Ownership of Certain Beneficial Owners and Management

   As of the Record Date, the Partnerships had the following numbers of "Units" of limited partnership interest (i.e., the aggregate amount of the Limited Partners' initial subscriptions divided by $500) outstanding and entitled to vote (in each case the number of Units represents 100% of the outstanding limited partnership interests of the Partnership):

                                                             Number of
                                                                Units
         Enex Oil & Gas Income Program II-5, L.P.              12,229
         Enex Oil & Gas Income Program II-6, L.P.              11,097

         From January 1, 1993 to the date hereof, the General Partner has purchased an aggregate of 1,666 and 1,805 Units of Enex Oil & Gas Income Program II-5, L.P. and Enex Oil & Gas Income Program II-6, L.P., respectively (including approximately 21 Units of II-5 and 23 Units of II-6 during the past sixty (60)
days), at an average purchase price per Unit of $9.83, and $5.84, respectively, in accordance with its annual offer to repurchase such interests as required by the Partnership Agreements.

         Approval of the Proposal for each Partnership requires the affirmative vote of the holders of a majority-in-interest of that Partnership. The term "the holders of a majority-in-interest" refers to Limited Partners (including the General Partner) holding more than fifty percent of the limited partnership interests of all the Limited Partners of that Partnership. With respect to the proposal, abstentions will be included in determining the presence of a quorum, and will be treated as votes cast against the proposal. "Broker non- votes" will be deemed absent for purposes of determining the presence of a quorum and will be treated as votes cast against the proposal. Any unmarked proxies, including those submitted by brokers and nominees, will be voted in favor of the applicable proposal.

         The following table sets forth for each Partnership, as of the Record Date, the number and percentage of Units beneficially owned by the General Partner and by Gerald B. Eckley, President of the General Partner. No other executive officer or director of the General Partner owns an interest in either of the Partnerships. The General Partner knows of no other person who has beneficial ownership of more than 5% of the outstanding limited partnership interests in either of the Partnerships.


                                                  Enex Oil & Gas Income Program

                                                      II-5, L.P.      II-6, L.P.
Units Beneficially Owned by the General Partner          2,773           2,500

Percentage Beneficially Owned by the General Partner   22.6745%        22.5305%

Units Beneficially Owned by Mr. G. B. Eckley                 -               4

Percentage Beneficially Owned by Mr. G. B. Eckley            -           .0357%

         The General Partner and Mr. Eckley intend to vote all of the Units they own in favor of the Proposals. Therefore, for each Partnership, if the following percentages of the outstanding Units are voted by other Limited Partners in favor of the Proposal, it will be approved:

                                                      Percentage of Units
                                                        Needed to Approve
                                                           Proposal
         Enex Oil & Gas Income Program II-5, L.P.           27.3256%
         Enex Oil & Gas Income Program II-6, L.P.           27.4339%

Certain Transactions

         The following amounts relate to transactions between the General Partner and the Partnerships which have occurred since January 1, 1993:

                                             Allocated General & Administrative Expenses
                                                    1993        1994   9 months 1995
         Enex Oil & Gas Income Program II-5, L.P.  $17,492     $20,470  $12,821
         Enex Oil & Gas Income Program II-6, L.P.  $16,642     $17,917  $11,238

         The Partnerships reimburse the General Partner for administrative costs incurred on their behalf. Administrative costs allocated to the Partnerships are computed on a cost basis in accordance with standard industry practices by allocating the time spent by the General Partner's personnel among all projects and by allocating rent and other overhead on the basis of the relative direct time charges. The General Partner believes that these amounts are less than administrative charges customarily charged other partnerships because the General Partner manages 39 other partnerships and is, therefore, able to allocate such similar charges over a larger base of partnerships.

Dissenters' Rights

         Limited Partners will not have, nor be entitled to, any dissenters' or appraisal rights with respect to the Proposals under the Partnership Agreements or under applicable law. Generally, in the absence of a breach of the General Partner's fiduciary duty (i.e., to act fairly and in the best interests of the Partnerships and their Limited Partners), Limited Partners who object to the Proposal will have no remedy available to them under state law or under the Partnership Agreements if the percentage of Units needed to approve the Proposal vote for it (see "Record Date, Voting and Security Ownership of Certain Beneficial Owners and Management" above).

Federal Income Tax Consequences

         In general, the General Partner believes that, with respect to individuals who are citizens or residents of the United States, for federal income tax purposes the proposed sale of each Partnership's assets will result in a capital loss to the Unitholders of each Partnership. In addition to the capital loss, each Partnership will have a net operating loss from the Partnership's current year of operation which will be deductible.

         If the consideration received in the proposed asset sales is equal to the estimated liquidation value of the Partnerships' assets, the General Partner believes that the Unitholders will have a 1996 loss per $500 Unit outstanding approximately equal to the amounts shown below:

                                                                1996 Loss
                                                             Per $500 Unit
         Enex Oil & Gas Income Program II-5, L.P.                $52.62
         Enex Oil & Gas Income Program II-6, L.P.                $50.52

         Unitholders may also have suspended passive losses from prior years which may be utilized in the current year to offset income from other sources. The following amounts per $500 Unit outstanding indicate the passive loss generated prior to 1996 which a Unitholder has available for use in the current year if he or she is an original investor and has never utilized any of the Partnership's passive losses in prior years.

                                                              Passive Loss
                                                             Per $500 Unit
         Enex Oil & Gas Income Program II-5, L.P.                $211.95
         Enex Oil & Gas Income Program II-6, L.P.                $236.26

         To calculate a Unitholder's passive loss, he must determine the number of $500 Units he owns by dividing his original investment by $500. This number multiplied by the passive loss shown above for the appropriate Partnership will determine the Unitholder's passive loss for that Partnership. An original investor who has not utilized passive losses in prior years, may use such passive loss amount in the current year to offset income from other sources if the Proposal is adopted for his or her Partnership.

         The actual tax consequences to any Unitholder will depend on the Unitholder's own tax circumstances. No legal opinion concerning the tax consequences of the proposed transactions has been obtained by the General Partner. The foregoing discussion of the potential federal income tax consequences of the proposed liquidation of the Partnerships has been prepared by Robert E. Densford, Vice President-Finance, Secretary and Treasurer of the General Partner and James A. Klein, Controller of the General Partner, both of whom are certified public accountants. NEVERTHELESS, EACH UNITHOLDER SHOULD CONSULT HIS OR

HER OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTIONS.

Description of Business

         The Partnerships were formed under the Uniform Limited Partnership Act of the State of Texas and subsequently became subject to the Texas Revised Uniform Limited Partnership Act. The Partnerships are engaged in the oil and gas business through the ownership of various interests in producing oil and gas properties. For further information, see Item 1 of each Partnership's 1994 Form 10-KSB accompanying this Proxy Statement.

Description of Property and Oil and Gas Reserves

         A summary of each Partnership's property acquisitions and quantitative information regarding the Partnerships' oil and gas reserves is included in Item 2 of each Partnership's 1994 Form 10-KSB accompanying this Proxy Statement and in Table D. Certain oil and gas property reserve information is also included in Tables B, B-1, B-2 and C attached hereto. Included in this information are fair market valuations of the properties of each Partnership prepared by Gruy. Gruy has been preparing reserve estimates for each of the Partnership's oil and gas reserves since the inception of each Partnership's operations. Gruy was selected by the General Partner for this task based upon its reputation, experience and expertise in this area. Gruy is an international petroleum consulting firm with offices in Houston and Dallas, Texas. Their staff includes petroleum engineers and geology consultants. Services they provide include reserve estimates, fair value appraisals, geologic studies, expert witness testimony and arbitration.

Valuation of Oil and Gas Properties

         Gruy has estimated for each oil and gas property in which the Partnerships own interests, as of June 30, 1995, the recoverable units of oil and gas and the undiscounted and discounted future net cash flows by year commencing July 1, 1995 and continuing through the estimated productive lives of the properties. The Limited Partners should be aware that the reserves estimated by Gruy include, in certain cases, estimates of probable reserves and possible reserves in addition to proved reserves (including undeveloped reserves as well as developed reserves, both producing and nonproducing) and, in any event, are estimates only and should not be construed as being exact amounts. Gruy estimated each property's oil and gas reserves, applied the assumptions regarding price and cost escalations set forth below, applied a 10% discount factor for time and discount factors for risk, location, type of ownership interest, category of reserves, operational characteristics and other factors as set forth in the next paragraph below.

     Gruy applies a 25% discount factor to all proved developed oil and gas reserves, including all of the Partnership properties, to reflect the risk inherent in estimating such reserves and that associated with an investment therein. To this 25% discount factor, Gruy applied the following additional discount factors: (i) between 8% and 9% to the proved developed producing reserves in the Blair, Hanson, and Newport properties; and (ii) approximately 14% to the proved developed nonproducing reserves in the Hanson property. The additional discount in (i) above was applied to the proved developed producing reserves because these properties consist of working interests which are burdened by operating costs. The proved developed nonproducing reserves in the Hanson property were discounted an additional 14% because of the risk associated with drilling wells and developing these nonproducing reserves. See Table B-1. Gruy allocated the estimates among the Partnerships on a pro-rata basis in accordance with their respective ownership interest in each of the properties evaluated. See Tables C and D. The resulting value for each

Partnership, as adjusted by the General Partner for intervening operations through September 30, 1995, is included in Table B and is labelled Fair Market Value of Oil and Gas Reserves. The adjustment for intervening operations consists solely of a deduction for the oil and gas net revenues produced from July 1, 1995 through September 30, 1995.

         Future net revenues were estimated by Gruy using an oil price of $17.00 per barrel and gas prices ranging from $1.60 per mcf to $1.63 per mcf, such gas prices representing prices substantially as were in effect in June 1995. Future operating costs and capital expenditures were estimated by the General Partner and utilized by Gruy in the future cash flow estimates. Prices and costs were escalated as follows: Oil prices were escalated 5.2% in 1996, 5.0% in 1997, 4.3% in 1998 and 3.2% in 1999 and 3.3% each year thereafter to a maximum of $30.69 per barrel. Natural gas prices were escalated 7.2% in 1996, 7.3% in 1997, 4.2% in 1998, and 3.0% each year thereafter to a maximum of $3.80 per thousand cubic feet (mcf). Gruy's price escalation rates were derived from published industry guidelines and are a composite of a published survey of rates used by energy lending institutions and operators of oil and gas properties. Operating expenses and future capital investments were escalated at the rate of 3.0% per year until the year in which the primary product reached its maximum price.

         According to Gruy, for the estimation of the fair market value of oil and gas properties there are basically two approaches; the income approach and the market data approach. The income approach requires the estimation of reserves, identification of their categories (proved, probable and possible), a detailed cash flow projection and the proper application of risk factors. The market data approach utilizes comparable sales of properties in the area. The fair market value was estimated using the income approach as opposed to the market data approach because it is difficult to identify sales of oil and gas properties that are comparable in net reserves, product prices, location, operating expenses and operator expertise (although the General Partner's estimated liquidation values are based upon comparable sales data). For the proved producing properties, the discounted future net revenue was reduced to a fair market value by multiplying by a suitable fraction that accounts for the risk associated with an investment. For proved developed non-producing reserves, a suitable risk factor is applied and the present value of the capital investment required to initiate production is subtracted from that value. This approach assumes that the capital is invested with certainty and the resulting cash flow stream is burdened with the uncertainty.

Principal Executive Offices and Telephone Number

         The  principal  executive  offices  and  telephone  number  of  each
Partnership are as follows:   c/o Enex  Resources  Corporation, Three Kingwood
Place, Suite 200, 800 Rockmead Drive, Kingwood, Texas 77339, attention Corporate Secretary, telephone: 713-358-8401.

Information Concerning the General Partner

         Enex was incorporated on August 17, 1979 in Colorado. On June 30, 1992, Enex reincorporated in Delaware. Enex is engaged in the business of acquiring interests in producing oil and gas properties and managing oil and gas income limited partnerships. Enex's operations are concentrated in this single industry segment.

     Enex's principal executive offices are maintained at 800 Rockmead Drive, Three Kingwood Place, Kingwood, Texas 77339. The telephone number at these offices is (713) 358-8401. Enex has no regional offices.

                                  OTHER MATTERS

Other Business

         As of the date of this Proxy Statement, the only business which the General Partner intends to present at the Special Meetings are the matters set forth in the accompanying Notice of Special Meetings. The General Partner has no knowledge of any other business to be presented at the Special Meetings. If other business consisting of matters of which the General Partner has no current knowledge or matters incident to the conduct of a Special Meeting is brought before a Special Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

         Representatives of Deloitte & Touche LLP are expected to be present at the Special Meetings. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                       DOCUMENTS INCORPORATED BY REFERENCE

         This Proxy Statement incorporates by reference the following documents which have been filed by each Partnership with the Commission:



         (1) Each Partnership's Annual Report on Form 10-KSB for the year ended December 31, 1994, copies of which accompany this Proxy Statement.


         (2) Each Partnership's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, copies of which accompany this Proxy Statement.





         The Proxy Statement specifically incorporates herein by reference the information set forth in the following sections contained in each Partnership's Annual Report on Form 10-KSB: Item 1-Business; Item 2-Properties; Item 3-Legal Proceedings; Item 5-Market for Common Equity and Related Security Holder Matters; Item 6-Management's Discussion and Analysis of Results of Operations and Financial Condition; and Item 7-Financial Statements and Supplementary Data. The following sections of the Quarterly Reports on Form 10-QSB are specifically incorporated herein by reference: Item 1-Financial Statements (unaudited).


                       By Order of the Board of Directors
                             of the General Partner




                                              ROBERT E. DENSFORD
                                              Vice President-Finance,
                                              Secretary and Treasurer


                                     TABLE A
                                    Selected
                                   Financial
                                      Data
                                                                     Program II-5, L.P.

                                          ------------------------------------------------------
                                          Nine months                        Year
                                             ended                          ended
                                         September 30,                   December 31,
                                         -------------   ----------------------------------------
                                              1995          1994          1993          1992
Total revenues ........................   $  50,363     $  57,494     $ 112,396     $ 156,929
Net income (loss) from operations .....   $   4,504     ($ 18,364)    $   9,447     ($ 13,185)
Other income - gain on sale of property        --            --            --       $  88,084
Net income (loss) .....................   $   4,504     ($ 18,364)    $   9,447     $  72,457
Net income (loss) per $500 unit .......   $    0.37     ($   1.50)    $    0.77     $    5.93
Cash flow from operations .............   $   2,550     $   3,061     $  47,679     $  20,763
Cash flow from operations per $500 unit   $    0.21     $    0.25     $    3.90     $    1.70
Limited Partners' capital .............   $  97,829     $  93,324     $ 144,749     $ 167,275
Limited Partners' capital per $500 unit   $    8.00     $    7.63     $   11.84     $   13.68
Cash distributions ....................        --       $  33,061     $  30,327          --
Debt payable to general partner .......        --       $   2,537     $   4,483     $   1,407
Total debt ............................   $  10,619     $  15,915     $  26,438     $  16,842



                                     TABLE A
                                    Selected
                                    Financial
                                      Data
                                     Program
                                                                  II-6, L.P.
                                           ------------------------------------------------------
                                            Nine months                      Year
                                              ended                         ended
                                            September 30,               December 31,
                                           --------------  --------------------------------------
                                               1995         1994          1993         1992
Total revenues ........................   $  40,694     $  47,128     $  89,786    $ 133,551
Net income (loss) from operations .....   $   3,615     ($ 14,213)    $     155    ($ 18,532)
Other income - gain on sale of property        --           --            --       $ 104,370
Net income (loss) .....................   $   3,615     ($ 14,213)    $     155    $  79,535
Net income (loss) per $500 unit .......   $    0.33     ($   1.28)    $    0.01    $    7.17
Cash flow from operations .............   $  17,159     $  32,748     $  25,691    $   9,881
Cash flow from operations per $500 unit   $    1.55     $    2.95     $    2.32    $    0.89
Limited Partners' capital .............   $  46,859     $  43,244     $  57,457    $  58,470
Limited Partners' capital per $500 unit   $    4.22     $    3.90     $    5.18    $    5.27
Cash distributions ....................        --            --            --           --
Debt payable to general partner .......   $  39,111     $  38,573     $  44,627    $  70,836
Total debt ............................   $  52,455     $  54,536     $  64,337    $  86,799

                                                                    TABLE B
                                                            Oil and gas reserves
                                                                    Program II-5, L.P.
                                                 ------------------------------------------------------
                                                 At September 30,      At December 31,
                                                 -----------------     --------------------
Proved Reserves:                                    1995          1994          1993          1992
    Oil (bbls) ..............................      7,375         9,804         8,146        10,028
    Oil (bbls) per $500 unit ................       0.60          0.80          0.67          0.82
    Gas (mcf) ...............................     92,270       104,831       156,953       139,911
    Gas (mcf) per $500 unit .................       7.55          8.57         12.83         11.44
Estimated future net cash flows .............   $196,555   $   234,296   $   316,731   $   317,911
Estimated future net cash flows per $500 unit   $  16.07   $     19.16   $     25.90   $     26.00
Discounted (at 10%) future net cash flows ...   $157,567   $   191,107   $   246,493   $   239,834
Discounted (at 10%) future net cash
    flows per $500 unit .....................   $  12.88   $     15.63   $     20.16   $     19.61
Fair market value of oil and gas reserves ...   $103,786
Fair market value of oil
     and gas reserves per $500 unit                $8.49








                                                                    TABLE B
                                                              Oil and gas reserves
                                                                    Program II-6, L.P.
                                                       ------------------------------------------------------
                                                  At September 30,     At December 31,
                                                  ----------------     ---------------------
Proved Reserves:                                     1995         1994          1993          1992
    Oil (bbls) ..............................       5,883        8,154         7,072         8,602
    Oil (bbls) per $500 unit ................        0.53         0.73          0.64          0.78
    Gas (mcf) ...............................      72,260       82,348       122,686       109,392
    Gas (mcf) per $500 unit .................        6.51         7.42         11.06          9.86
Estimated future net cash flows .............    $161,452     $193,821      $258,418      $265,168
Estimated future net cash flows per $500 unit    $  14.55     $  17.47      $  23.29      $  23.90
Discounted (at 10%) future net cash flows ...    $129,540     $157,909      $200,527      $200,208
Discounted (at 10%) future net cash
    flows per $500 unit .....................    $  11.67     $  14.23      $  18.07      $  18.04
Fair market value of oil and gas reserves ...    $ 84,917                                      --
Fair market value of oil
     and gas reserves per $500 unit .........   $    7.65



                                                              TABLE B-1


                                              ENEX OIL & GAS INCOME PROGRAM II-5, L.P.

                                                                                                                      ESTIMATED
                           RESERVE          TYPE OF           DISCOUNTED (@ 10%)        DISCOUNT     FAIR MARKET    LIQUIDATION
PROPERTY NAME              CATEGORY(1)      INTEREST(2)       NET CASH FLOWS            FACTORS(3)       VALUE       VALUE (4)
-------------              -----------      -----------       --------------------      ----------   ------------   ----------


NEWPORT                    PDP              WI                   $  56,893                .66523      $   37,847     $    42,463

BLAIR                      PDP              WI                   $   3,085                .66459      $    2,050     $     2,050

HANSON                     PDP              WI                   $  62,135                .66817      $   41,517     $    45,589
                           PDNP                                  $  54,654                .61062      $   33,373     $    36,646
                                                                                                          ---------  - ---------
         SUBTOTAL                                                                                     $   74,890     $    82,235
                                                                                                       ---------     - ---------

         TOTAL                                                                                        $  114,787     $   126,748
                                                                                                       =========     =  ========


                                              ENEX OIL & GAS INCOME PROGRAM II-6, L.P.

                                                                                                                     ESTIMATED
                           RESERVE          TYPE OF           DISCOUNTED (@ 10%)        DISCOUNT     FAIR MARKET    LIQUIDATION
PROPERTY NAME              CATEGORY(1)      INTEREST(2)       NET CASH FLOWS            FACTORS(3)       VALUE        VALUE (4)
-------------              -----------      -----------       --------------------      ----------   -------------  -----------


NEWPORT                    PDP              WI                   $  54,046                .66523      $   35,953     $    40,338

HANSON                     PDP              WI                   $  48,375                .66817      $   32,323     $    35,493
                           PDNP                                  $  42,551                .61063      $   25,983     $    28,531
                                                                                                       ---------     - ---------
         SUBTOTAL                                                                                     $   58,306     $    64,024
                                                                                                       ---------     - ---------

         TOTAL                                                                                        $   94,259     $   104,362
                                                                                                       =========     = =========


(1)      PDP   = PROVED DEVELOPED PRODUCING RESERVES
         PDNP = PROVED DEVELOPED NONPRODUCING RESERVES

(2)      WI    = WORKING INTEREST

(3) DISCOUNT  FACTORS WERE  DETERMINED BY H.J. GRUY AND  ASSOCIATES AND CONSIDER
RISK,  LOCATION,  TYPE  OF  INTEREST,   CATEGORY  OF  RESERVES  AND  OPERATIONAL
CHARACTERISTICS OF EACH PROPERTY.

(4) BASED ON OFFERS RECEIVED FROM UNAFFILIATED THIRD PARTIES FOR SIMILAR INTERESTS OWNED BY OTHER PARTNERSHIPS MANAGED BY THE GENERAL PARTNER.

                                   Table B-2


           Percentage                                                     Price
Name of     Owned by        Price                 Reserves Sold          Per BOE
Property   Partnership     Received       --------------------------
           203 and 204                    MCF        BBL          BOE

Newport         40%        $55,200       4,077      5,807        6,487    $8.51
Blair           90%        $18,450           -      7,551        7,551    $2.44
Hanson          40%        $59,740      70,650      1,943       13,718    $4.35



           Percentage                                                     Price
Name of     Owned by        Price          Reserves  to be Sold          Per BOE
Property   Partnership     Received       --------------------------
               205                        MCF        BBL          BOE

Newport      30.77%        $42,463       3,136      4,467        4,990    $8.51
Blair        10.00%        $ 2,050           -        839          839    $2.44
Hanson       39.92%        $82,235      97,254      2,674       18,883    $4.35
                           -------
                          $126,748
                          ========



           Percentage                                                     Price
Name of     Owned by        Price                 Reserves Sold          Per BOE
Property   Partnership     Received       --------------------------
               206                        MCF        BBL          BOE

Newport      29.23%        $40,338       2,979      4,243        4,740    $8.51
Hanson       31.08%        $64,024      75,717      2,082       14,702    $4.35
                          ---------
                          $104,362
                          =========

                                 TABLE C Working
                                    PROPERTY
                                     DETAIL

                                                                               Working Interest%  Revenue Interest %
                                                                              ------------------  ------------------
ACQUI-
SITION STATE FIELD         OPERATOR NAME             WELL NAME            TYPE     II-5      II-6    II-5       II-6

Blair .  TX  WWW           Blair Operating Company   Schenecker Trust 01   OIL    1.2135    --      0.9101     --
Blair .  TX  WWW           Blair Operating Company   Schenecker Trust 02   OIL    1.2135    --      0.9101     --
Blair .  TX  WWW           Blair Operating Company   Schenecker Trust 03   OIL    1.2135    --      0.9101     --
Blair .  TX  WWW           Blair Operating Company   Mathews 01            OIL    1.2500    --      0.9375     --
Blair .  TX  WWW           Blair Operating Company   Mathews 02            OIL    1.2500    --      0.9101     --
Blair .  TX  WWW           Blair Operating Company   Gaddie 03             OIL    1.1914    --      0.9374     --
Blair .  TX  WWW           Blair Operating Company   Gaddie 04             OIL    1.2421    --      0.9374     --
Blair .  TX  WWW           Blair Operating Company   Gaddie 05             OIL    1.1914    --      0.9374     --
Blair .  TX  WWW           Blair Operating Company   Gaddie 06             OIL    1.1914    --      0.9374     --

Hanson   TX  Coquat        Hanson Minerals Co.       Meider 02             GAS    1.5611   1.2154   0.9676   0.7533
Hanson   TX  Coquat        Hanson Minerals Co.       Meider 03             GAS    4.8968   3.8124   3.5915   2.7962
Hanson   TX  Coquat        Hanson Minerals Co.       Maguglin 01 GU        GAS    1.5189   1.1826   0.7913   0.6160
Hanson   TX  George Buck   Hanson Minerals Co.       Aviators GU 01        GAS    0.3811   0.2967   0.3319   0.2584
Hanson   TX  George Buck   Hanson Minerals Co.       Aviators GU 03        GAS    1.0437   0.8126   0.7632   0.5942
Hanson   TX  Hampton       Hanson Minerals Co.       Arco Hampton 30 01    OIL    8.3191   6.4769   7.9863   6.2178
Hanson   TX  Malo Domingo  Hanson Minerals Co.       Samsel GU 01          GAS    0.7228   0.5627   0.5429   0.4227
Hanson   TX  Malo Domingo  Hanson Minerals Co.       Gordon Talk GU 01     GAS    0.8273   0.6441   0.6128   0.4771
Hanson   TX  Malo Domingo  Hanson Minerals Co.       Gordon Talk GU 02     GAS    4.3818   3.4115   3.4552   2.6900
Hanson   TX  Sanger S      Hanson Minerals Co.       Sanger Heirs 391 01   GAS    3.8582   3.0038   3.0355   2.3633
Hanson   TX  Sanger S      Hanson Minerals Co.       Sanger Heirs 391 02   GAS    5.5844   4.3478   3.0355   2.3633
Hanson   TX  Sanger S      Hanson Minerals Co.       Sanger Heirs 391 04   GAS    3.9520   3.0769   3.1094   2.4208
Hanson   TX  Sanger S      Hanson Minerals Co.       Sanger Heirs 392 01
                                                     (UT)                  GAS    3.9520   3.0769   3.1094   2.4208
Hanson   TX  Sanger S      Hanson Minerals Co.       Sanger Heirs 392 01
                                                     (LT)                  GAS    3.9520   3.0769   3.1094   2.4208

Newport  TX  Alexander     Mineral Development Inc.  Cooper 01             OIL    1.9487   1.8512   1.5381   1.4611
Newport  TX  Candice       Mineral Development Inc.  Shelton 83-1          GAS    4.2708   4.0571   3.2031   3.0428
Newport  TX  Grange        Mineral Development Inc.  Grange A 01           OIL    1.2308   1.1692   1.0092   0.9587
Newport  TX  Grange        Mineral Development Inc.  Grange A 02           OIL    1.2308   1.1692   1.0092   0.9587
Newport  TX  Grange        Phillips Petroleum Corp.  Grange D 01           OIL    0.2460   0.2340   0.2018   0.1917



                                     TABLE D
                   GROSS AND NET PRODUCTIVE OIL AND GAS WELLS
                               AS OF JUNE 30, 1995


                                             PRODUCTIVE OIL WELLS(1)           PRODUCTIVE GAS WELLS(1)
                                          -----------------------------    -----------------------------
                                                 NET WORKING      NET          NET WORKING        NET
PARTNERSHIP                               GROSS      INTEREST   ROYALTY    GROSS      INTEREST   ROYALTY
                                          WELLS(2)    WELLS       WELLS    WELLS(2)    WELLS     WELLS


Enex Oil & Gas Income Program II-5,L.P.      16       0.269      -           12        0.310       -
Enex Oil  & Gas Income Program II-6,L.P.      7       0.138      -           12        0.248       -

                                          =======   =========  =======    ======      =======     ======
TOTAL                                        16       0.407      -           12        0.558       -
                                          =======   =========  =======    ======      =======     ======


(1) Productive wells are producing wells and wells capable of production, including shut-in wells. A gross well is a well in which an interest is held. The number of gross wells is the total number of wells in which an interest is owned. A net working interest (W.I.) well is deemed to exist when the sum of the fractional ownership interests in gross W.I. wells, equals one. The number of net W.I. wells is the sum of the fractional interests owned in gross W.I. wells, expressed as whole numbers and fractions thereof. A net royalty well is deemed to exist when the sum of gross royalty wells equals one. The number of net royalty wells is the sum of the fractional interests owned in gross royalty wells, expressed as whole numbers and fractions thereof.

(2) Totals for gross wells have been reduced to adjust for ownership by more than one Partnership.


                        GROSS AND NET PRODUCTIVE ACREAGE
                           AND UNDEVELOPED ACREAGE(1)

                                                DEVELOPED(2)
                                            WORKING INTEREST      DEVELOPED (2)
                                              ACREAGE(3)       ROYALTY ACREAGE(3)
                                           ----------------    -------------------
                                            GROSS      NET      GROSS       NET
PARTNERSHIP                                ACRES(4)   ACRES     ACRES(4)   ACRES

Enex Oil & Gas Income Program II-5,L.P.     5,458    105.06        -         -
Enex Oil & Gas Income Program II-6,L.P.     5,098     83.76        -         -

                                           =======   =======    =======   =======
TOTAL                                       5,458     188.82       -         -
                                           =======   =======    =======   =======

(1)   The Partnerships have no undeveloped acreage.

(2) Developed acres are acres spaced or assigned to productive wells.

(3) A gross acre is an acre in which an interest is owned. The number of gross acres is the total number of acres in which such interest is owned. A net working interest acre is deemed to exist when the sum of fractional ownership of working interests owned in gross acres equals one. The number of net working interest acres is the sum of fractional working interests owned in gross acres expressed as whole numbers and fractions thereof. A net royalty acre is deemed to exist when the sum of fractional ownership of royalty interests owned in gross acres equals one. The number of net royalty acres is the sum of fractional royalty interests owned in gross acres expressed as whole numbers and fractions thereof.

(4) Totals for gross acres have been reduced to adjust for ownership by more than one Partnership.

                                     TABLE E

                       General and Administrative Charges


    Enex Oil &                        Nine Months Ended
    Gas Income          1994          September 30, 1995      1995 Estimated       1996 Estimated
                ------------------   --------------------  --------------------  -------------------
     Program    Direct Costs  Total  Direct Costs   Total  Direct Costs   Total  Direct Costs  Total
                      (1)                (1)                    (1)                   (1)
    II - 5, LP     $7,516   $27,986       -       $12,821    $3,293     $19,794    $3,622    $21,773

    II - 6, LP     $4,277   $22,194       -       $11,238    $3,104     $18,096    $3,414    $19,906

  (1)  Direct costs consist of tax preparation, audit and Securities Exchange Commission filing fees.

---------------------------

ENEX
---------------------------





                    ENEX OIL & GAS INCOME PROGRAM II-5, L.P.
                              Three Kingwood Place
                                    Suite 200
                               800 Rockmead Drive
                              Kingwood, Texas 77339




                  PROXY FOR SPECIAL MEETING OF LIMITED PARTNERS
                                   TO BE HELD
                                  May 10, 1996



     The undersigned hereby appoints GERALD B. ECKLEY, WILLIAM C. HOOPER, JR. and ROBERT E. DENSFORD, and each or any of them, attorneys and proxies, with full power of substitution, and authorizes them to vote all interests of Enex Oil & Gas Income Program II-5, L.P., held of record by the undersigned on March 8, 1996, at the Special Meeting of Limited Partners to be held on May 10, 1996, and any adjournments thereof, hereby revoking all previous proxies, with all powers the undersigned would possess if present, on all matters mentioned in the Notice of Special Meeting dated March 12, 1996, as follows:

            INSTRUCTIONS: MARK ONLY ONE BOX FOR EACH NUMBERED MATTER



        (1) To sell the assets of Enex Oil & Gas Income Program II-5, L.P., a Texas limited partnership, and thereafter to dissolve and liquidate the Partnership.

           [  ] FOR              [  ]  AGAINST             [  ]  ABSTAIN

        (2) In their discretion, to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

        Please mark, date, sign and return this Proxy promptly, using the enclosed envelope.


                               Dated                                     , 1996
                                     -----------------------------------
                                          Month              Day


                               Signature
                                         ----------------------------------



                               Signature
                                         ----------------------------------
                                          Please sign exactly as name appears
                                          hereon, indicating official position
                                          or representative capacity, if any.

                                          I plan to attend the meeting.

                                             Yes  [  ]      No  [  ]

            THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER
                               OF THE PARTNERSHIP